Exhibit 10.5

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

This is a digital representation of a DeGolyer and MacNaughton report.

This file is intended to be a manifestation of certain data in the subject report and as such are subject to the same conditions thereof. The information and data contained in this file may be subject to misinterpretation; therefore, the signed and bound copy of this report should be considered the only authoritative source of such information.

DEGOLYER AND MACNAUGHTON

500 1 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

April 24, 2012

Dr. Juan José Suárez Coppel

Director General

Petró1eos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 41

Colonia Petróleos Mexicanos

11311 México, D.F. México

Dear Dr. Suárez Coppel:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Business Overview-Exploration and Production-Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F (the Form 20-F) of Petróleos Mexicanos for the year ended December 31, 2011, and to the filing as Exhibit 10.6 to the Form 20-F of our third party report dated April 24, 2012, describing our review of the estimates of proved oil, condensate, natural gas liquids, sales gas, and total liquids equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2012, for certain fields located offshore of Mexico in the Southwest Marine Region. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (l)-(32) of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716